Hasbro, Inc.
2024 Performance Rewards Program
January 1, 2024

Hasbro, Inc.

Performance Rewards Program
1.0     Background
1.1Performance Rewards Program (“PRP”)
Establishes standard criteria to determine PRP eligibility and overall company or business objectives.

Provides guidelines for the establishment of target incentive awards.

    The following describes the various plans that are funded pursuant to the PRP.
Total Hasbro Plan- Funding under the PRP for eligible employees identified pursuant to Section 1.5 is based on performance of Hasbro, Inc. and its subsidiaries (the “Company”).
Business Unit Plans - Funding under the PRP for eligible employees identified pursuant to Section 1.5 will be based on the performance of the applicable business unit of the Company. For purposes of this document, each of the following is referred to as a “Business Unit”:

1.Toys, Games, Licensing & Entertainment (“TGLE”)
2.Wizards of the Coast and Digital Gaming (“WOTC”)
3.Commercial

Performance objectives and goals are established to measure performance achievement and may be based on one or more of the following:

Total Hasbro Plan:

Net Revenue
Operating Profit Dollars
Hasbro Strategic Scorecard

Business Unit Plans:
Business Unit Net Revenue
Business Unit Operating Profit Dollars
Hasbro Strategic Scorecard

1.2Purpose

The Company has established this PRP for the purpose of providing annual incentive compensation to those employees who contribute significantly to the growth and success of the Company’s business; to attract and retain, in the employ of the Company, individuals of outstanding ability; and to align the interests of employees with the interest of the Company’s shareholders.
1.3General Guideline

No employee has any legal entitlement to participate in the PRP or to receive an incentive award under the PRP.

1.4Scope

The PRP is applicable to eligible employees of the Company.
1.5Eligibility

Management shall determine, in its sole discretion, those employees whose duties and responsibilities contribute significantly to the growth and success of the Company’s business and are eligible to participate in the PRP. Eligibility to participate in the PRP does not guarantee the receipt of an incentive award under the PRP. Unless otherwise required by law or determined by management, if an employee is eligible to participate in the PRP and/or any other annual incentive (or similar) plan implemented from time to time by the Company, such employee may only participate in one plan at the same time, as determined by the Company in its sole discretion.
Eligible employees will be assigned to the Total Hasbro Plan or a Business Unit Plan for an employee’s applicable Business Unit, in each case at the Company’s sole discretion. Eligible employees selected to participate in either the Total Hasbro Plan or one of the Business Unit Plans are referred to herein as “participants.”

1.1Incentive Award Levels
1.2Target Incentive Award

Except as otherwise determined by the Company, target incentive awards are expressed as a percentage of earned base salary for the PRP year. For purposes of this PRP, earned base salary means all base compensation for the participant for the fiscal year, which base compensation shall include all base compensation amounts deferred into the Company’s retirement savings plan (but excluding any matching or Company contributions made to such plan on the participant’s behalf), the Company’s Non-Qualified Deferred Compensation Plan and/or any similar successor plans for the fiscal year and excludes, where allowed by law, any bonus or other benefits for the fiscal year. By design, the target incentive awards are the award levels that PRP participants are eligible to earn when they, the Company or their applicable Business Unit achieve both their financial and strategic goals and objectives, as applicable. Target incentive awards may be determined by job level, previously determined percentage of earned base salary, or a previously determined fixed percentage or amount. Target incentive awards may also vary by region or Business Area.

1.3Maximum Incentive Award

Under the PRP, the maximum incentive award for participants is 300% of the target incentive award.

3.0    Measures of Performance

•Total Hasbro - PRP funding for the Total Hasbro Plan is based 80% on Total Hasbro Financial Metric Performance and 20% on the Hasbro Strategic Scorecard, each as described below.

•Business Unit Plans - PRP funding for each of the Business Unit Plans is based 80% on the applicable Business Unit Financial Metric performance and 20% on the Hasbro Strategic Scorecard, each as described below.
1.1Establishing Total Hasbro or Business Unit Performance Metrics and Targets
In the first quarter of the PRP year, the Company’s senior management will establish performance metrics and the level of target performance for the year associated with each of the performance metrics for the Total Hasbro Plan and the various Business Unit Plans. Those performance metrics and target levels are reviewed and approved by the Company’s Chief Executive Officer (“CEO”) and, with respect to any plan in which a Section 16 Officer of the Company participates, by the Company’s Board of Directors (“Board”) or the Compensation Committee of the Board (the “Compensation Committee”).

1.2Total Hasbro Performance Metrics

Total Hasbro Financial Metric Performance is measured by Net Revenue and Operating Profit Dollars. Net Revenue and Operating Profit Dollars performance is determined by individually assessing Total Hasbro Financial Metric Performance against the goals for each metric, applying the performance scale and weighting each metric. The Hasbro Strategic Scorecard is assessed by reviewing both quantitative and qualitative factors against each strategic metric individually to determine the overall Hasbro Strategic Scorecard result. The results of both the financial metrics and the Hasbro Strategic Scorecard are then weighted to determine the overall payout factor as set forth below.

The weightings and definitions of the Total Hasbro Financial Metrics Performance are:

Metric	Definition	Weighting

Net Revenue	Third party gross sales (after returns) less sales allowances, plus third-party royalty income, digital gaming revenue, and entertainment revenue	40%

Operating Profit Dollars	Total earnings from operations excluding non-operating costs, interest expenses or income tax related charges, and other management agreed non-GAAP adjusted charges	40%

The weighting and definition of the Hasbro Strategic Scorecard metric is as follows:

Metric	Definition	Weighting

Cost Savings	Net savings from operating model improvements	20%

1.3Business Unit Performance Metrics

Each Business Unit will assess financial performance based on Net Revenue and Operating Profit Dollars specific to the respective Business Unit. Business Unit Financial Metrics Performance is determined by individually assessing Business Unit performance against goals for each metric, applying the performance scale, weighting each metric and summing the total. The Hasbro Strategic Scorecard is assessed by reviewing both quantitative and qualitative factors to determine the overall Hasbro Strategic Scorecard result. The results of both the Business Unit Financial Metrics Performance and the Hasbro Strategic Scorecard are then weighted to determine the overall Business Unit payout factor as set forth below.

The weightings and definitions for the Business Unit Financial Metrics Performance are:

Metric	Definition	Weighting

Business Unit Net Revenue	As applicable for the respective Business Unit: Third party gross sales (after returns) less sales allowances, plus third-party royalty income, digital gaming revenue, and entertainment revenue	40%

Business Unit Operating Profit Dollars	As applicable for the respective Business Unit: Total earnings from operations excluding non-operating costs, interest expenses or income tax related charges, and other management agreed non-GAAP adjusted charges	40%

The weighting and definition for the Hasbro Strategic Scorecard metric is as follows:

Metric	Definition	Weighting

Cost Savings	Net savings from operating model improvements	20%

4.0     Development of Funding Pools

After the end of the fiscal year, the actual performance for Total Hasbro and each of the Business Units will be calculated (based on Total Hasbro and the respective Business Unit’s performance against the target goals established for each financial and strategic performance metric as of fiscal year-end) and approved by the Company’s Chief Financial Officer.
The performance scales for the financial metrics for the Total Hasbro Plan and Business Unit Plans, as applicable, are as follows:

Metric	Weight	Category	Performance Ranges
			Minimum/Threshold	Target	Maximum
Total Hasbro Net Revenue	40%	% Achievement	90%	100%	110%
		Payout Range	50%	100%	200%
Total Hasbro Operating Profit Dollars	40%	% Achievement	90%	100%	115%
		Payout Range	50%	100%	200%

Metric	Weight	Category	Performance Ranges
			Minimum/Threshold	Target	Maximum
TGLE Net Revenue	40%	% Achievement	90%	100%	110%
		Payout Range	50%	100%	200%
TGLE Operating Profit Dollars	40%	% Achievement	80%	100%	135%
		Payout Range	50%	100%	200%

Metric	Weight	Category	Performance Ranges
			Minimum/Threshold	Target	Maximum
WOTC Net Revenue	40%	% Achievement	90%	100%	110%
		Payout Range	50%	100%	200%
WOTC Operating Profit Dollars	40%	% Achievement	90%	100%	115%
		Payout Range	50%	100%	200%

Metric	Weight	Category	Performance Ranges
			Minimum/Threshold	Target	Maximum
Commercial Net Revenue	40%	% Achievement	90%	100%	125%
		Payout Range	50%	100%	300%
Commercial Operating Profit Dollars	40%	% Achievement	80%	100%	125%
		Payout Range	50%	100%	200%

Strategic Scorecard Performance Scale:

The metrics included on the Hasbro Strategic Scorecard will be assessed using a combination of quantitative and qualitative measures. Achievement will range from 0% to a maximum of 200%.

In the event that achievement for a financial performance metric is between threshold performance and target performance or between target performance and maximum performance, the applicable funding pool scale percentage, applicable to each PRP plan, will be applied. The performance scales for the Total Hasbro and each Business Unit plan are included in the appendix to this document.

In the case of the Total Hasbro Plan, the financial performance metric must achieve threshold performance, or no award is payable under that metric before the performance scale is applied to the applicable metric. The failure of one financial metric to achieve threshold performance does not impact the other financial metric; provided, however, that for funding to occur at least one financial metric must achieve threshold performance.

In the case of the Business Unit Plans, both financial performance metrics must achieve at least threshold performance, or no award is payable for the Business Unit Financial Metrics Performance component of the respective Business Unit Plan.
The payout attributable to each performance metric (financial and strategic) will be weighted and added to arrive at the overall achievement which determines the funding pool.
An illustrative example of the development of a funding pool for the Total Hasbro Plan is as follows:
If Total Hasbro achieves Net Revenue of 100% of target (which results in 100% funding) and Operating Profit Dollars of 90% of target (which results in 50% funding) and the Hasbro strategic scorecard achieves 95%, then the aggregate weighted achievement for the Total Hasbro Plan would be 79%, calculated as follows:

Metric	Weight		Result		Weighted Result
Total Hasbro Net Revenue	40%	x	100%	=	40%
Total Hasbro Operating Profit Dollars	40%	x	50%	=	20%
Hasbro Strategic Scorecard	20%	x	95%	=	19%
Final Weighted PRP Performance Factor				=	79%

Illustrative examples of the development of a funding pool for the TGLE Business Unit Plan are as follows:
If the TGLE Business Unit achieves Net Revenue of 100% of target (which results in 100% funding) and Business Unit Operating Profit Dollars of 65% of target (which is below the 80% threshold), the Business Unit component of the respective Business Unit Plan will not fund (0% funding). In this scenario, the funding pool, if any, will be determined solely by the Hasbro Strategic Scorecard component of the Business Unit Plans.
                              or

If the TGLE Business Unit achieves Net Revenue of 90% of target (which results in 50% funding), and Operating Profit Dollars of 100% of target (which results in 100% funding), the aggregate weighted achievement for the Business Unit component of the TGLE Plan would be 60%, combined with the Hasbro Strategic Scorecard component (95% achievement), would be 79%, calculated as follows:

Metric	Weight		Result		Weighted Result
TGLE Net Revenue	40%	x	50%	=	20%
TGLE Operating Profit Dollars	40%	x	100%	=	40%
Hasbro Strategic Scorecard	20%	x	95%	=	19%
Final Weighted PRP Performance Factor				=	79%

If the WOTC Business Unit achieves Net Revenue of 100% of target (which results in 100% funding), and Operating Profit Dollars of 115% of target (which results in 200% funding), the aggregate weighted achievement for the Business Unit component of the WOTC Plan would be 120%, combined with the Hasbro Strategic Scorecard component (95% achievement), would be 139%, calculated as follows:

Metric	Weight		Result		Weighted Result
WOTC Net Revenue	40%	x	100%	=	40%
WOTC Operating Profit Dollars	40%	x	200%	=	80%
Hasbro Strategic Scorecard	20%	x	95%	=	19%
Final Weighted PRP Performance Factor				=	139%

If the Commercial Business Unit achieves Net Revenue of 125% of target (which results in 300% funding), and Operating Profit Dollars of 100% of target (which results in 100% funding), the aggregate weighted achievement for the Business Unit component of the Commercial Plan would be 160%, combined with the Hasbro Strategic Scorecard component (95% achievement), would be 179%, calculated as follows:

Metric	Weight		Result		Weighted Result
Commercial Net Revenue	40%	x	300%	=	120%
Commercial Operating Profit Dollars	40%	x	100%	=	40%
Hasbro Strategic Scorecard	20%	x	95%	=	19%
Final Weighted PRP Performance Factor				=	179%

Once all the Business Unit results have been calculated, the funding pool of each respective Business Unit is developed. The Business Unit component funding pool for each of the Business Units (weighted at 80%), combined with the Hasbro strategic scorecard funding pool (weighted at 20%), will equal the aggregate of the PRP funding pool for the respective Business Unit Plan.

    4.1     Funding Pools

The Company calculates the Total Hasbro Plan funding pool based on the Company’s Financial Metric Performance through the end of the fiscal year against the applicable performance targets and the Hasbro Strategic Scorecard (“Total Hasbro Plan Funding Pool”). The Company calculates the funding pool for the Business Unit Plans based on Business Unit Financial Metric Performance through the end of the fiscal year against applicable financial performance targets for the respective Business Unit and performance against the Hasbro Strategic Scorecard (the “Business Unit Funding Pool”). The aggregate pool for all Business Unit Plans, together with the Total Hasbro Plan Funding Pool, is referred to hereinafter as the “Funding Pool”.
The CEO and the Compensation Committee reserve the right to alter the Funding Pool after year end, but prior to the actual payment of awards to participants in the PRP.

    4.2     High Performer Pool

    Following the end of the year, but prior to the payment of all awards under the PRP, management of the Company, in its sole discretion, may determine it appropriate to reward high-performing Company employees through an additional funding pool (the “High Performer Pool”). Funding of the High Performer Pool is determined by the achievement of the Company’s Operating Profit Dollars, overall Company or reporting Business Unit performance and affordability. The aggregate amount of the High Performer Pool is subject to Compensation Committee approval.

    4.3     Total Awards Under the PRP

The aggregate of all incentive awards under the PRP shall consist of the sum of the Funding Pool and the High Performer Pool.

    4.4.     Management Review

Payment of any incentive award to an employee is subject to management’s review. For purposes of the PRP, management has the ability to review the proposed payout of any incentive award under the PRP to an eligible employee and to determine whether such proposed incentive award should be adjusted based on the participant’s performance, contributions to the organization, or any other factor not prohibited by applicable law. In completing this review, management has the option of providing a zero-value incentive award to the employee regardless of Total Hasbro or Business Unit performance. For participants that do not receive an incentive award or that receive a reduced incentive award, including for any of the reasons set forth in Section 5.0 below, the portion of such employee’s potential incentive award that might have been reflected in the Funding Pool will remain in the Funding Pool and be allocated to other PRP participants in the manner determined by management.
5.0     Removals, Transfers, Terminations, Promotions and Hiring Eligibility

    Except to the extent applicable legal requirements or the terms of an employment agreement mandate a different result, the following scenarios will be addressed under the PRP in the manner set forth below.
5.1     Participants whose employment with the Company is terminated because of retirement or disability:

(i)After the close of the PRP year, but prior to the actual distribution of incentive awards for such year, may be awarded an incentive award for the plan year at the discretion of the EVP and Chief People Officer.
(ii)After the beginning, but prior to the close of the PRP year, no award shall be granted unless authorized at the discretion of the EVP and Chief People Officer.
5.2     Participants whose employment with the Company is terminated because of death:
(i)After the close of the PRP year, but prior to the actual distribution of awards for such year, shall be awarded an incentive award. Such payment will be made to the deceased employee’s estate.

(ii)After the beginning, but prior to the close of the PRP year, no award shall be granted unless authorized at the discretion of the EVP and Chief People Officer. Any such payments will be made to the deceased employee’s estate.
1.3Participants who resign for any reason during the PRP year or after the close of the PRP year, but prior to the distribution of incentive awards for such year, will not receive an incentive award for any PRP year.
1.4Participants who are terminated from the employ of the Company or any of its subsidiaries for cause or for any offense involving moral turpitude or an offense involving breach of the fiduciary duty owed by the individual to the Company will not be entitled to an incentive award for any PRP year.
1.5Participants who are terminated from the employ of the Company or any of its subsidiaries due to any reason other than the ones enumerated above, including, without limitation, employees who are discharged due to job elimination:

(i)After the close of the PRP year, but prior to the actual distribution of incentive awards for such year, may be awarded an incentive award. No award shall be granted unless authorized at the discretion of the EVP and Chief People Officer.

(ii)After the beginning, but prior to the close of the PRP year, the employee is no longer eligible for that year. However, a discretionary incentive award may be granted by the EVP and Chief People Officer.

5.6     Participants under statutory or contractual notices:
(i)At the end of the fiscal year, except as may be required by contract or applicable law, no award shall be granted unless authorized at the discretion of the EVP and Chief People Officer.

(ii)Which ends prior to the close of the PRP year, shall not be eligible for an incentive award for that plan year except as may be required by contract or applicable law. However, a discretionary incentive award may be granted by the EVP and Chief People Officer.
1.7Participants transferred during the PRP year from one division or business unit of the Company to another where such transfer results in the participant being assigned to different plans during the same PRP year (e.g., from the Total Hasbro Plan to a Business Unit Plan; from a Business Unit Plan to the Total Hasbro Plan; or from a Business Unit Plan to a different Business Unit Plan), will be eligible to receive an incentive award (subject to achievement of the requisite performance)

under the plan associated with such employee’s position at the end of the PRP year, but the award amount may be based on the performance of the respective plans associated with the employee’s positions during the same PRP year, in such amount and in such manner as determined in the sole discretion of the EVP and Chief People Officer.
1.8Employees hired during the PRP year must be actively employed on or before October 1st or another date designated by the EVP and Chief People Officer of the PRP year to participate in the PRP for that PRP year. Incentive awards will be made based upon the employee's earned base salary during the period of their employment with the Company during the PRP year.

1.9The eligibility for an incentive award under the PRP for employees who remain employed with the Company during the PRP year but whose change in employment status through promotion or reclassification affects their level of participation:
(i)Prior to October 1st or another date designated by the EVP and Chief People Officer, of the PRP year, will participate at the level consistent with the promotion or reclassification.
(ii)After October 1st or another date designated by the EVP and Chief People Officer, but prior to the close of the PRP year, will participate at the level consistent with their classification prior to the promotion or reclassification.
1.10The eligibility for an incentive award under the PRP for employees who remain employed with the Company during the PRP year but whose change in employment status through demotion affects their level of participation will be determined in the sole discretion of the EVP and Chief People Officer.
1.1Administration of the PRP
1.2Amendments to the PRP (Contingency Clause)

The CEO and the Compensation Committee reserve the right to interpret, amend, modify, or terminate the PRP in accordance with changing conditions at any time in their sole discretion.
1.3Incentive Award Distribution

Incentive awards, when payable, shall be paid as near to the close of the Company’s fiscal year as may be feasible. Participants in the PRP must be employed at the time of award distribution in order to receive an incentive award, except as otherwise provided herein.
No individual has the right to receive an incentive award until it has been approved and distributed in accordance with the provisions of the PRP.

1.4Non-Assignment of Awards

Participants eligible to receive incentive awards shall not have any right to pledge, assign, or otherwise dispose of any unpaid or projected awards.
1.5Deferral of Awards

Participants eligible to defer incentive awards through the Deferred Compensation Program (DCP) may elect to do so during the annual DCP enrollment.

1.6Clawback of Awards

By accepting any incentive award under the Plan, the participant acknowledges and agrees that any incentive compensation the participant is awarded is subject to the Hasbro, Inc. Clawback Policy, as it may be amended from time to time by the Board. Such acknowledgement and agreement is a material condition to receiving any incentive award under the Plan, which would not have been awarded to the participant otherwise.
1.7Stock Ownership

Additionally, the participant acknowledges and agrees that if the participant is now, or becomes subject in the future to, the Hasbro, Inc. Executive Stock Ownership Policy, as it may be amended from time to time by the Board (the “Stock Ownership Policy”), then the receipt of any incentive award under the PRP is contingent upon the participant’s compliance with the terms of the Stock Ownership Policy, including without limitation, the requirement to retain an amount equal to at least 50% of the net shares received as a result of the exercise, vesting or payment of any equity awards granted until the Participant’s applicable requirement levels are met. Failure to comply with the Stock Ownership Policy may, in the Company’s sole discretion, result in the reduction or total elimination of any incentive award that otherwise might be payable under the PRP and/or result in the Company determining to substitute other forms of compensation, such as equity, for any award the participant otherwise might have received under the PRP.